Exhibit 99.2

Final

McEWEN COPPER INC.
(the “Issuer”)

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
(COMMON SHARES)

INSTRUCTIONS TO SUBSCRIBER

1.	You must complete all the information in the boxes on page ii and sign where indicated with an “X”.

2.	You must complete and sign Exhibit "A" - “U.S. Investor Questionnaire” that starts on page A-1. The purpose of this form is to determine whether you meet the standards for participation in a private placement under applicable U.S. securities laws. In order for the Issuer to satisfy its obligations under applicable U.S. securities laws, you may be required to provide additional evidence to verify the information you have provided in Exhibit "A" - “U.S. Investor Questionnaire” that starts on page A-1.

3.	A completed and signed copy of the Subscription Agreement must be delivered to:

McEwen Copper Inc.

150 King Street West, S. 2800
Toronto, ON M5H 1J9

Attention:	Carmen Diges
Email:	cdiges@mcewenmining.com

4.	Payment by wire transfer in the amount of the Subscription Amount to the following account:

Wire Transfer Instructions:

Beneficiary Information:

McEwen Copper Inc.

150 King Street West, Suite 2800, PO Box 24

Toronto, Ontario,

M5H 1J9

Banking Information:

Royal Bank of Canada

200 Bay Street, Toronto, Canada

SWIFT: ROYCCAT2

Intermediary Information:

JP Morgan Chase Bank

New York NY

ABA 021000021

SWIFT: CHASUS33

Account Details:

Account – 4065686

Bank – 0003

Branch - 00002

- ii -

McEWEN COPPER INC.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”) hereby subscribes for the number of common shares in the capital of McEwen Copper Inc. (the “Issuer”) set out below in accordance with the terms set out in the Investor Term Sheet attached as Exhibit “B”. The Subscriber and the Issuer hereby agree to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Shares” (the “Terms and Conditions”).

Subscriber Information	Common Shares to be Issued to the Subscriber

Number of Common Shares: 152,615
(the “Common Shares”)
Nuton LLC
(Name of Subscriber)

Subscription Amount: US$3,967,990
X	(the “Subscription Amount”)
(Signature of Authorized Signatory – if the Subscriber is not an Individual)

Adam Burley, CEO & President	If the Subscriber is subscribing as an agent on behalf of a beneficial purchaser (check the appropriate box):
(Name and Title of Authorized Signatory – if the Subscriber is not an Individual)

4700 Daybreak Parkway, South Jordan, UT 84009	☐ the Subscriber is a trust company or trust corporation or a registered adviser acting on behalf of a fully managed account and deemed under applicable securities laws to be purchasing as principal, or
(Subscriber’s Address, including postal or zip code)

+44-774-863-2596	☐ the following information is true and correct and, as applicable, Exhibit “A” hereto has been completed for each beneficial purchaser:
(Telephone Number)

adam.burley@riotinto.com
(Email Address)	(Name of Beneficial Purchaser)

(Address of Beneficial Purchaser)

(Beneficial Purchaser’s Telephone Number)

(Beneficial Purchaser’s E-Mail Address)

Register the Common Shares as set forth below:	Deliver the Common Shares as set forth below:

Nuton LLC	Shea Small
(Name to Appear on Share Certificate)	(Attention - Name)

(Account Reference, if applicable)	(Account Reference, if applicable)

Suite 5300, TD Bank Tower, 66 Wellington Street West,
Toronto ON M5K 1E6

(Address, including postal or zip code)	(Street Address, including postal or zip code – no PO Boxes permitted)

+1-647-283-8424
(Telephone Number)

- iii -

ACCEPTANCE

The Issuer hereby accepts the Subscription (as defined herein) on the terms and conditions contained in this private placement subscription agreement (this “Agreement”) as of the 18th day of October, 2023.

McEWEN COPPER INC.

Per:	/s/ Robert R. McEwen
Authorized Signatory

TERMS AND CONDITIONS OF
SUBSCRIPTION FOR COMMON SHARES

1.	Subscription

1.1           On the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Subscriber hereby subscribes for the Common Shares for the Subscription Amount shown on page iii of this Agreement (such subscription of the Common Shares being the “Subscription”) by way of a private placement offering (the “Offering”), and the Issuer agrees to issue and deliver the Common Shares to the Subscriber, effective upon the Closing Date.

2.	CONSIDERATION

2.1           The Subscription Amount must accompany this Subscription and be paid by wire transfer to the Issuer pursuant to the wire instructions provided by the Issuer in the Instructions to Subscriber on page i. The Subscriber authorizes the Issuer to treat the Subscription Amount as an interest free loan until the closing of the Offering (the “Closing”). The Closing shall take place concurrently with the closing of the transactions described in the Share Purchase Agreement.

2.2           The Subscriber acknowledges and agrees that this Agreement, the Subscription Amount and an other documents delivered in connection herewith will be held by or on behalf of the Issuer. In the event that this Agreement is not accepted by the Issuer for whatever reason, which the Issuer expressly reserves the right to do, the Issuer will return the Subscription Amount (without interest thereon) to the Subscriber at the address of the Subscriber as set forth on page ii of this Agreement, or as otherwise directed by the Subscriber, in writing, to the Issuer, prior to the return of the Subscription Amount by the Issuer.

3.	Documents Required from Subscriber

3.1           The Subscriber must complete, sign and return to the Issuer the following documents:

(a)	this Agreement;

(b)	the U.S. Investor Questionnaire (the “Questionnaire”) attached as Exhibit "A" that starts on page A-1, along with any additional evidence that may be requested by the Issuer to verify the information provided in the Questionnaire; and

(c)	such other supporting documentation that the Issuer may request to establish the Subscriber’s eligibility to participate in the Offering.

The Subscriber acknowledges and agrees that the Issuer will not consider the Subscription for acceptance unless the Subscriber has provided all of such documents to the Issuer.

3.2            As soon as practicable upon any request by the Issuer, the Subscriber will complete, sign and return to the Issuer any additional documents, questionnaires, notices and undertakings the Issuer may reasonably require or otherwise, may be required by any Governmental Authority or Applicable Laws.

4.	CLOSING DATE AND CONDITIONS TO CLOSING

4.1            Subject to the satisfaction of the conditions set forth below in Section 4.2, the date of the Closing (the “Closing Date”) shall be no later than October 19, 2023, or such other date as may be determined by mutual agreement between the Issuer and the Subscriber.

4.2           The Subscription is subject to the following conditions for the benefit of the Subscriber (any of which may be waived by the Subscriber in its sole discretion):

(a)	the Issuer having obtained all necessary approvals and consents for the Offering;

(b)	the Issuer having obtained and provided to the Subscriber waivers for the purposes of the transactions contemplated herein from the shareholders of the Issuer in respect of the pre-emptive rights set out in the unanimous shareholder agreement of the Issuer dated August 20, 2021 (the “Shareholder Agreement”), or the Issuer having provided notice to the shareholders of the Issuer under the pre-emptive rights provisions of the Shareholder Agreement and the relevant exercise period having expired, or the Issuer having provided notice in writing to the Subscriber outlining in reasonable detail the extent to which the shareholders of the Issuer have exercised such pre-emptive rights, as applicable;

(c)	the offer and sale of the Common Shares being exempt from the registration requirements under the U.S. Securities Act of 1933, as amended (the “1933 Act”), the laws of any U.S. state or other applicable jurisdiction;

(d)	the Issuer having delivered to the Subscriber:

(i)	an original share certificate representing the Common Shares (“Certificate”);

(ii)	the Share Purchase Agreement, substantially in the form attached hereto as Exhibit “C”, duly executed by the Subscriber, Minera Andes Inc. and the Issuer;

(iii)	the second amendment to the Nuton Collaboration Agreement, substantially in the form attached hereto as Exhibit “D” (“Amendment No.2 to the Nuton Collaboration Agreement”), duly executed by the Issuer, MUX and Robert R. McEwen;

(iv)	a certificate of status for the Issuer dated no earlier than one business day prior to the Closing Date; and

(v)	a certificate of an officer of the Issuer certifying the articles and by-laws of the Issuer and the directors’ resolutions of the Issuer approving the transactions contemplated by this Agreement;

(e)	the Subscriber having received a legal opinion prepared by Vargas Galindez dated as of the Closing Date (the “Vargas Opinion”), in form and substance satisfactory to the Subscriber, acting reasonably;

(f)	the Subscriber having received a legal opinion prepared by external counsel to the Cayman Subsidiaries dated as of the Closing Date, in form and substance satisfactory to the Subscriber, acting reasonably, with respect to each of the Cayman Subsidiaries’ organizational status, good standing, share capitalization, no outstanding litigation and other matters customary in transactions similar to the transactions contemplated by this Agreement;

(g)	the issue and sale of the Common Shares being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities laws relating to the sale of the Common Shares, or the Issuer having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or deliver an offering memorandum; and

(h)	all of the Conditions Precedent (as defined in the Share Purchase Agreement) under the Share Purchase Agreement having been satisfied or waived.

5.	Acknowledgements and Agreements of the Subscriber

5.1           The Subscriber acknowledges and agrees that:

(a)	no offering memorandum, prospectus or registration statement has been filed by the Issuer with any securities commission or any other regulatory authority in connection with the issuance of the Common Shares;

(b)	the Subscriber has not received, nor has the Subscriber requested nor had any need to receive, or been provided with a prospectus, offering memorandum, registration statement or any document purporting to describe the business and affairs of the Issuer which has been prepared for review by prospective purchasers to assist in making an investment decision in respect of the Common Shares and that the Subscriber’s decision, or, if applicable, the decision of others for whom the undersigned is contracting hereunder, to enter into this Agreement and to subscribe for the Common Shares is based entirely upon this Agreement and publicly available information concerning the Issuer and not upon any other verbal or written representation as to fact or otherwise made by or on behalf of the Issuer;

(c)	the Issuer’s constating documents contain restrictions on the transfer of the Common Shares, which provide that no Common Shares may be transferred without the prior approval of the board of directors of the Issuer;

(d)	the Issuer is not a “reporting issuer” as that term is defined in applicable Canadian securities laws, does not file periodic reports with the U.S. Securities and Exchange Commission, nor will it become a reporting issuer in any jurisdiction in Canada or elsewhere upon completion of the Offering and, as a result:

(i)	unless the Issuer becomes a reporting issuer at a later date, the Issuer will not be subject to the continuous disclosure requirements of any securities laws, including any requirement relating to the production and filing of audited financial statements or other financial information, and

(ii)	any applicable hold periods under applicable securities laws may never expire, and the Common Shares may be subject to restrictions on resale for an indefinite period of time;

(e)	the issuance of the Common Shares will be made pursuant to exemptions from the registration and prospectus requirements of applicable securities laws and therefore:

(i)	the Subscriber is restricted from using those civil remedies which would otherwise be available to the Subscriber under applicable securities laws but for the fact that such issuance is being made pursuant to such exemptions;

(ii)	the Subscriber may not receive information about the Issuer that would otherwise be required to be provided to it under applicable securities laws,

(iii)	the Issuer is relieved from certain obligations that would otherwise apply under applicable securities laws,

(iv)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares,

(v)	there is no government or other insurance covering the Common Shares, and

(vi)	there are risks associated with the purchase of the Common Shares, including that the Subscriber may lose the Subscriber’s entire investment;

(f)	an investment in the Issuer is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Issuer and the Common Shares;

(g)	any subscription monies paid by the Subscriber for the Common Shares is being raised as “seed” or “risk” capital for the Issuer, which is in a speculative stage, and there is no market for the Common Shares whatsoever;

(h)	none of the Common Shares have been or will be registered under the 1933 Act, or under any securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to any U.S. Person (as defined in Section 6.2) except in accordance with the provisions of Regulation S under the 1933 Act (“Regulation S”), pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with any other applicable federal, state, provincial and foreign securities laws;

(i)	the Issuer has not undertaken, and will have no obligation, to register any of the Common Shares under the 1933 Act or any other securities laws;

(j)	the Issuer will refuse to register the transfer of any of the Common Shares not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act, and in each case will only register such transfer in accordance with Applicable Laws;

(k)	it will hold harmless the Issuer from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete this Agreement or the Questionnaire;

(l)	it and its advisor(s) have had a reasonable opportunity to ask questions of, and receive answers from, the Issuer in connection with the distribution of the Common Shares hereunder, and to obtain additional information to the extent possessed or obtainable by the Issuer without unreasonable effort or expense;

(m)	the books and records of the Issuer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at the Issuer’s principal place of business, and all documents, records and books in connection with the distribution of the Common Shares hereunder have been made available by the Issuer for inspection by the Subscriber, its legal counsel and/or its advisor(s), if requested by the Subscriber;

(n)	any resale, assignment, transfer, hypothecation or pledge of any of the Common Shares by the Subscriber will be subject to: (i) resale restrictions contained in the securities laws applicable to the Issuer, the Subscriber and any proposed transferee; and (ii) the Issuer’s constating documents and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with such restrictions before selling any of the Common Shares;

(o)	it consents to the placement of a legend or legends on the Certificate and any other document evidencing any of the Common Shares setting forth the restrictions on transferability and sale thereof contained in this Agreement, including the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE CONSTATING DOCUMENTS OR UNANIMOUS SHAREHOLDER AGREEMENT OF THE COMPANY.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY MUST NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [CLOSING DATE] AND (II) THE DATE THAT THE COMPANY BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

THE SHARES THAT ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”;

(p)	it has been advised to consult its own legal, tax and other advisors with respect to the Offering and the risks of an investment in the Common Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Issuer is not in any way responsible) for compliance with:

(i)	any Applicable Laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Common Shares hereunder, and

(ii)	any applicable resale restrictions;

(q)	there may be material tax consequences to the Subscriber of an acquisition or disposition of the Common Shares and the Issuer gives no opinion and makes no representation to the Subscriber with respect to the tax consequences to the Subscriber under federal, state, provincial, local or foreign tax laws that may apply to the Subscriber’s acquisition or disposition of any of the Common Shares;

(r)	it is subscribing for the Common Shares for investment purposes and for Subscriber’s own account, with the intention of holding the Common Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Common Shares;

(s)	there is no market for any of the Common Shares and no market for any of the Common Shares may ever exist; and

(t)	this Agreement is not enforceable by the Subscriber unless it has been accepted by the Issuer and the Issuer reserves the right to reject this Subscription for any reason.

6.	Representations and Warranties of the Subscriber

6.1           The Subscriber hereby represents and warrants to the Issuer (which representations and warranties will survive the Closing) that:

(a)	the Subscriber is resident in the jurisdiction set out on page ii of this Agreement;

(b)	if the Subscriber is resident outside of the U.S. or Canada:

(i)	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Common Shares,

(ii)	the Subscriber is acquiring the Common Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to acquire the Common Shares under the Applicable Laws of the International Jurisdiction without the need to rely on any exemptions,

(iii)	the Applicable Laws of the authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any kind from any securities regulator in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Common Shares,

(iv)	the acquisition of the Common Shares by the Subscriber does not trigger:

(A)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase, in the International Jurisdiction, or

(B)	any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction, and

(v)	the Subscriber will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv), above, to the satisfaction of the Issuer, acting reasonably;

(c)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(d)	the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(e)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(f)	the Subscriber has received and carefully read this Agreement;

(g)	the Subscriber acknowledges receipt of a copy of the unanimous shareholder agreement of the Issuer and acknowledges that it is a condition of becoming a shareholder of the Issuer that the Subscriber must become a party to such unanimous shareholder agreement;

(h)	the Subscriber is aware that an investment in the Issuer is speculative and involves certain risks, including the possible loss of the entire investment;

(i)	the Subscriber is not aware of any advertisement of any of the Common Shares and is not acquiring the Common Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(j)	the Subscriber has made an independent examination and investigation of an investment in the Common Shares and the Issuer and agrees that the Issuer will not be responsible in any way for the Subscriber’s decision to invest in the Common Shares and the Issuer;

(k)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Common Shares,

(ii)	that any person will refund the purchase price of any of the Common Shares, or

(iii)	as to the future price or value of any of the Common Shares; and

(l)	there is no person acting or purporting to act in connection with the Offering for or on behalf of the Subscriber who is entitled to any brokerage or finder’s fee payable by the Issuer. If any such person establishes a claim that any fee or other compensation is payable by the Issuer in connection with this subscription for the Common Shares, the Subscriber covenants to indemnify and hold harmless the Issuer with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

6.2           In this Agreement, the term “U.S. Person” has the meaning ascribed thereto in Regulation S, and for the purpose of this Agreement includes: (i) any person in the United States; (ii) any natural person resident in the United States; (iii) any partnership or corporation organized or incorporated under the laws of the United States; (iv) any partnership or corporation organized outside the United States by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; or (v) any estate or trust of which any executor, administrator or trustee is a U.S. Person.

7.	Representations and Warranties will be Relied Upon

7.1           The Subscriber acknowledges that its representations and warranties contained herein and in the Questionnaire are made by it with the intention that such representations and warranties will be relied upon by the Issuer in determining the Subscriber’s eligibility to subscribe for the Common Shares under Applicable Laws, or (if applicable) the eligibility of others on whose behalf the Subscriber is contracting hereunder to subscribe for the Common Shares under Applicable Laws. The Subscriber further agrees that, as at the Closing, it will be representing and warranting that its representations and warranties contained herein and in the Questionnaire are true and correct as at the Closing with the same force and effect as if they had been made by the Subscriber on the Closing, and that they will survive the subscription by the Subscriber of the Common Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of the Common Shares.

8.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER

8.1           The Issuer hereby represents and warrants to the Subscriber (which representations and warranties will survive the Closing) that:

(a)	each of the Issuer and the Material Subsidiaries (as defined herein) is validly subsisting under the laws of its jurisdiction of incorporation, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and carries and shall carry on its business in the ordinary course and in compliance in all material respects with all Applicable Laws of each such jurisdiction;

(b)	on the Closing Date, the Issuer will have taken all corporate steps and proceedings necessary to duly approve the transactions contemplated under this Agreement, including its execution and delivery, and the execution and delivery of Amendment No.2 to the Nuton Collaboration Agreement, the Share Purchase Agreement and each other agreement contemplated by this Agreement;

(c)	on the Closing Date, the Issuer will have caused Andes Corporation Minera S.A (“ACM”) to have taken all corporate steps and proceedings necessary to duly approve the transactions contemplated under this Agreement, including the execution and delivery of each agreement contemplated by this Agreement to which ACM is a party;

(d)	the Issuer is not in default of any securities laws;

(e)	at the time of closing on the Closing Date, the Common Shares will be duly and validly created, authorized and issued; will be validly issued as fully paid as non-assessable Common Shares in the capital of the Issuer;

(f)	the issuance and delivery of the Common Shares by the Issuer to the Subscriber does not and will not constitute a breach of or default under the constating documents of the Issuer or any law, regulation, order or ruling applicable to the Issuer or any agreement, contract or indenture to which the Issuer is a party or by which it is bound;

(g)	for the purposes of the transactions contemplated herein, the Issuer has obtained waivers from the shareholders of the Issuer in respect of the pre-emptive rights set out in the Shareholder Agreement, or the Issuer has provided notice to the shareholders of the Issuer under the pre-emptive rights provisions of the Shareholder Agreement and the relevant exercise period has expired, or the Issuer has provided notice in writing to the Subscriber outlining in reasonable detail the extent to which the shareholders of the Issuer have exercised such pre-emptive rights, as applicable;

(h)	the Issuer is authorized to issue an unlimited number of Common Shares and an unlimited number of Class B common shares; and as of the date of this Agreement, 30,785,000 Common Shares are issued and outstanding and no Class B common shares are issued and outstanding;

(i)	as of the Closing Date, there exist no options, warrants, rights of conversion or other rights, contracts or commitments that could require the Issuer to issue any Common Shares or other securities other than the pre-emptive rights set out in the Shareholder Agreement and the 40,000 options that the Issuer has agreed to grant to Michael Meding upon the completion of an initial public offering of the Issuer, pursuant to the employment agreement between the Issuer and Michael Meding dated February 7, 2022;

(j)	except for Michael Meding, Alex Aguado and Stephen McGibbon, the Issuer has no employees or independent contractors, and neither of such employees are entitled to any bonus, increase in compensation or other benefit that is contingent on the Closing. The Issuer has provided copies of the employment agreements between the Issuer and each of Michael Meding and Alex Aguado, and there are no other agreements, whether written or oral, between either of such employees and the Issuer;

(k)	the issuance and sale of the Common Shares by the Issuer and the fulfilment of the terms hereof does not and will not conflict with or constitute a breach of or default under (i) the constating documents of the Issuer or its Material Subsidiaries (as defined below), (ii) any Applicable Laws, order or ruling or (iii) any agreement, contract or indenture, including any covenants or provisions respecting the Issuer’s right to issue additional equity, or any pre-emptive right or similar rights therein, to which the Issuer or any of its Material Subsidiaries (as defined below) is a party or by which it is bound, or to which any of the property or assets of the Issuer or any of its Material Subsidiaries (as defined below) is subject;

(l)	each of this Agreement, Amendment No.2 to the Nuton Collaboration Agreement, the Share Purchase Agreement, and each other agreement of the Issuer and its affiliates contemplated hereby, when signed by the Issuer or such affiliates, as the case may be, constitutes a binding and enforceable obligation of the Issuer or such affiliates, as applicable, enforceable in accordance with its respective terms;

(m)	Exhibit “E” accurately shows (i) each direct and indirect subsidiary of the Issuer (collectively, “Material Subsidiaries”); (ii) the registered and beneficial holders of all of the issued and outstanding shares in the capital of each of the Material Subsidiaries; and (iii) the numbers and classes of shares currently held by each such holder and the percentage in the outstanding capital of each Material Subsidiary. The Issuer has no assets other than the holding of the shares of each of the Material Subsidiaries;

(n)	International Copper Mining Inc. has no assets other than the holding of the shares of each of Los Azules Mining Inc. and San Juan Copper Inc., and neither of Los Azules Mining Inc. and San Juan Copper Inc. has assets other than shares of ACM; and none of International Copper Mining Inc., Los Azules Mining Inc. and San Juan Copper Inc. (together, the “Cayman Subsidiaries”) operated or engaged in, or operates or engages in, any business activities, operations or management other than business activities, operations or management related to the Los Azules Project;

(o)	the Issuer has not operated or engaged in, and is not operating or engaged in, any business activities or operations other than those related to the Los Azules Project and the Elder Creek Project;

(p)	except as publicly disclosed by the Issuer and/or MUX, none of the shareholders of the Issuer have any agreements or side letters with the Issuer granting such shareholders any rights in respect of the Issuer, including the right to nominate directors for appointment to the board of directors of the Issuer or any approval rights with respect to any transactions of the Issuer or the Material Subsidiaries (including, without limitation, granting of offtake, royalty, stream or similar rights with respect to the Los Azules Project);

(q)	there are no circumstances, developments or events that would constitute or reasonably be expected to constitute a material adverse effect in respect of any of the Issuer or the Material Subsidiaries;

(r)	other than as set out in the Vargas opinion, there are no: (i) Claims pending or, to the knowledge of the Issuer, threatened against any of the Issuer or the Material Subsidiaries before or by any governmental authority; and (ii) outstanding judgments, orders, decrees, writs, injunctions, decisions, rulings or awards against any of the Issuer or the Material Subsidiaries or affecting any of the Issuer, the Material Subsidiaries, the Los Azules Project or the Elder Creek Project;

(s)	a complete copy of the articles, bylaws, minute books, share registers and other corporate records of the Issuer and the Material Subsidiaries have been provided to the Subscriber. Such books and records have been maintained in accordance with Applicable Laws and contain complete and accurate records of all matters required to be dealt with in such books and records, in each case, in all material respects;

(t)	the Issuer owns all of the issued and outstanding securities of the Material Subsidiaries, free and clear of any encumbrances and defects, and has no other subsidiaries. All of the outstanding equity interests in the Material Subsidiaries have been duly authorized and validly issued and all of such equity interests are outstanding as fully paid and non-assessable shares. There exist no options, warrants, purchase rights, or other contracts or commitments that would require the Issuer or any other person to sell, transfer or otherwise dispose of any equity interests of the Material Subsidiaries or for the issue or allotment of any unissued shares in the capital of the Material Subsidiaries or any other security convertible into or exchangeable for any such shares. Except as publicly disclosed by the Issuer and/or MUX, none of the Issuer or the Material Subsidiaries has any obligations (including any obligation to provide any guarantee, security, support, indemnification, assumption or endorsement of or any similar commitment with respect to the obligations, liabilities or indebtedness of any other person) including, without limitation, the obligations of MUX under the amended and restated credit agreement dated May 19, 2023 between MUX and Evanachan Limited as lender and as Administrative Agent;

(u)	each of the Material Subsidiaries has been duly incorporated or established and is validly existing and in good standing under the laws of its respective jurisdiction of organization with all requisite corporate power and authority to own, use, lease and operate its properties and conduct its business in the manner currently conducted, and is duly qualified to transact business in each jurisdiction where it carries its business;

(v)	the Issuer and its Material Subsidiaries (i) are conducting their business operations in material compliance with Applicable Laws, including without limitation those of the country, state, province, municipality or other local or foreign jurisdiction in which such entity carries on business or conducts its activities; (ii) have received and hold all material permits, by-laws, licenses, waivers, exemptions, consents, certificates, registrations, rights, rights of way, entitlements and other approvals which are required from any governmental or regulatory authority or any other person necessary to the conduct of their business and activities as currently conducted, and to the conduct of their business as proposed to be conducted pursuant to the use of funds proposal underlying the proposed placement, including but not limited to those required under applicable mining and environmental laws (“Authorizations”); and (iii) are in material compliance with all terms and conditions of such Authorizations, and such Authorizations are in full force and effect in all material respects; and (iv) have not received any notice of the modification, suspension, revocation, cancellation or non-renewal of, or any intention to modify, suspend, revoke, cancel or not renew or any proceeding relating to the modification, suspension, revocation, cancellation or non-renewal of any such Authorizations, and no Authorizations will be subject to modification, suspension, revocation, cancellation or non-renewal as a result of the execution and delivery of this Agreement or the Closing;

(w)	except to the extent qualified by the Vargas Opinion, which the Subscriber acknowledges having received, the Issuer and each of its Material Subsidiaries (i) own, hold or lease all such properties as are necessary to the conduct of their respective businesses as currently operated, and to the conduct of their business as proposed to be conducted pursuant to the use of funds proposal underlying the proposed placement; and (ii) have good and marketable title under Applicable Laws to all real property and good and marketable title to all personal property owned by them that constitute the Los Azules Project and the Elder Creek Project and to all material personal property owned by them in the conduct of their business on the Los Azules Project and the Elder Creek Project, in each case free and clear of all liens, encumbrances and defects; and any real property and buildings to be held under lease or sublease by the Issuer and the Material Subsidiaries are held by them under valid, subsisting and enforceable leases; (A) the “Los Azules Project” means the Los Azules project owned by ACM and located in the San Juan Province, Argentina, which involves exploration, development and other operations on the mineral properties, claims and any other mineral rights listed in, and depicted by the maps in, Exhibit “F” hereto, and which includes the project described in the technical report entitled “SEC S-K 229.1304 Initial Assessment Individual Disclosure for the Los Azules Project, Argentina” with an effective reporting date of September 1, 2017 prepared by Mining Plus; and (B) the “Elder Creek Project” means the project commonly known as the Elder Creek project, which is owned by NPGUS LLC and located near Elder Creek, Nevada, USA, which involves exploration, development and other operations on the mineral properties, claims and any other mineral rights comprising such project;

(x)	except to the extent qualified by the Vargas Opinion, all interests in material mining claims, concessions, exploration, reconnaissance, exploitation or extraction rights, surface rights, subsurface rights or similar rights, (“Mining Claims”) that are held by the Issuer or any of the Material Subsidiaries, held by way of Authorizations or otherwise, are in good standing, are valid and enforceable, are free and clear of any encumbrances and no royalty is payable in respect of any of them, except as disclosed in the Vargas Opinion;

(y)	no other material property rights are necessary for the conduct of the business as currently conducted, or for the conduct of the business as proposed to be conducted pursuant to the use of funds proposal underlying the proposed placement, in each case by the Issuer and the Material Subsidiaries;

(z)	except as provided in the Vargas Opinion, there are no material restrictions on the ability of the Issuer and the Material Subsidiaries to use, transfer or otherwise exploit any such property rights;

(aa)	except as set out in the Vargas Opinion, there are no Claims to which the Issuer or any of its Material Subsidiaries is a party or of which any property, including Authorizations and Mining Claims, of the Issuer or any of its Material Subsidiaries is the subject; and, no such proceedings are threatened or pending by governmental authorities or any other person; there is no agreement, judgment, injunction, order or decree binding upon the Issuer or its Material Subsidiaries that has or would reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of the Issuer or its Material Subsidiaries;

(bb)	no dispute between the Issuer or the Material Subsidiaries and any local, native or indigenous group exists or to the knowledge of the Issuer is threatened or reasonably likely with respect to the Los Azules Project and the Elder Creek Project or the business activities of the Issuer and the Material Subsidiaries;

(cc)	the Issuer’s draft unaudited financial statements for the periods ending December 31, 2021 and December 31, 2022, copies of which the Issuer has provided to the Subscriber, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and present fairly the consolidated financial position and results of operation and changes in the financial position of the Issuer and its Material Subsidiaries and such accounts fairly present in all material respects the financial condition, financial performance and cash flows of the Issuer for the periods ended December 31, 2021 and December 31, 2022; neither the Issuer nor the Material Subsidiaries have any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise required to be disclosed under IFRS, which are not disclosed in the Issuer’s financial statements, and the Issuer and the Material Subsidiaries have conducted their respective businesses in the ordinary course since December 31, 2022 until the Closing Date;

(dd)	the audited consolidated financial statements for ACM for the period ending December 31, 2022, a copy of which has been provided to the Subscriber, are prepared in accordance with Argentine GAAP and present fairly the consolidated financial position and results of operation and changes in the financial position of ACM and its subsidiaries and such accounts fairly present in all material respects the financial condition, financial performance and cash flows of ACM for the periods indicated; as at the Closing Date, neither ACM nor its subsidiaries have any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise required to be disclosed under Argentine GAAP, which are not disclosed in ACM’s financial statements and each of ACM and its subsidiaries have conducted their respective businesses in the ordinary course since December 31, 2022 until the Closing Date;

(ee)	the Issuer and the Material Subsidiaries have filed all Tax Returns required to be filed under Applicable Laws when due and all such Tax Returns were correct and complete in all respects and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable;

(ff)	any deductions taken or claimed in computing the income of any of the Issuer or the Material Subsidiaries for Tax purposes have been taken or claimed in accordance with Applicable Law;

(gg)	there are no Encumbrances on any of the assets of the Issuer or of the Material Subsidiaries that arose in connection with any failure (or any alleged failure) to pay any Tax when due;

(hh)	all Taxes required to be paid under Applicable Laws have been paid by each of the Issuer and the Material Subsidiaries or an adequate reserve under IFRS has been recorded in respect thereof in the accounting records of the Issuer or the Material Subsidiaries, and each of the Issuer and the Material Subsidiaries has made adequate and timely installments of all Taxes required to be made by it under Applicable Laws. Neither the Issuer nor any of the Material Subsidiaries has incurred any liability, whether actual or contingent, for Taxes or engaged in any transaction or event that would result in any liability, whether actual or contingent, for Taxes or realized any income or gain for Tax purposes otherwise than in the usual and ordinary course of its business;

(ii)	there are no notices of assessment or reassessment of, or notices of audits, investigations or Claims with respect to, unpaid liabilities for Taxes issued by any Tax Authority which have been received by any of the Issuer or the Material Subsidiaries. There are no assessments, proceedings, investigations, audits or Claims now pending or, to the knowledge of the Issuer, threatened against any of the Issuer or the Material Subsidiaries in respect of any Taxes and there are no matters under discussion, investigation, audit or appeal with any Tax Authority in respect of any of the Issuer or the Material Subsidiaries. The Issuer is not aware of any contingent liability of any of the Issuer or the Material Subsidiaries for Taxes or any grounds that could prompt an assessment or reassessment for Taxes;

(jj)	each of the Issuer and the Material Subsidiaries has deducted, withheld, collected and remitted within the time limits required by Applicable Laws all amounts required by Applicable Laws to have been deducted, withheld, collected and remitted in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;

(kk)	none of the Issuer or the Material Subsidiaries are party to any agreement, waiver or arrangement with any Tax Authority that relates to any extension of time with respect to the filing of any Tax Return, any payment of Taxes or any assessment;

(ll)	no facts, circumstances or events exist or have existed that have resulted in, or may result in, the application of any of sections 15, 17, 67, 78 to 80.04 of the Tax Act (or any similar provision of an Applicable Law of any province or territory of Canada) to any of the Issuer or the Material Subsidiaries;

(mm)	none of the Issuer or the Material Subsidiaries are subject to liability for Taxes of any other person. None of the Issuer or the Material Subsidiaries have acquired property from any person in circumstances where any such company could become liable for Taxes of such person. None of the Issuer or the Material Subsidiaries have entered into any agreement with, or provided any undertaking to, any person pursuant to which it has assumed liability for the payment of income Taxes owing by such person;

(nn)	none of the Issuer or the Material Subsidiaries has ever been required to file any Tax Return with, and has never been liable to pay any Taxes to, any Tax Authority in any jurisdiction in which it is not currently filing any Tax Returns. No Claim has ever been made by a Tax Authority in a jurisdiction where any of the Issuer or the Material Subsidiaries does not file Tax Returns that the Issuer or the Material Subsidiaries is or may be subject to the imposition of any Tax by that jurisdiction;

(oo)	any of the Issuer or the Material Subsidiaries that are required to be registered (i) with the Canada Revenue Agency under Subdivision d of Division V of Part IX of the Excise Tax Act (Canada) for the purposes of goods and services sales tax and the harmonized sales tax (“GST/HST”), or (ii) under any Applicable Law of a province in respect of sales tax are so registered, and any such registration numbers have been provided to the Subscriber. Any input tax credits, rebates and similar refunds claimed by the Issuer or the Material Subsidiaries for GST/HST or provincial sales tax purposes were calculated in accordance with Applicable Laws;

(pp)	the Issuer and the Material Subsidiaries have complied with all information reporting and record keeping requirements under Applicable Laws, including retention and maintenance of required records with respect thereto;

(qq)	neither the Issuer nor any of the Material Subsidiaries have owned any (i) real or immovable property situated in Canada (as defined in the Tax Act), (ii) Canadian resource properties (as defined in the Tax Act), (iii) timber resource properties (as defined in the Tax Act), or (iv) options in respect or, or interests in, or for civil law, a right in, property described in any of (i) to (iii), whether or not the property exists;

(rr)	none of the Issuer or the Material Subsidiaries have engaged in any “reportable transaction” as defined in subsection 237.3(1) of the Tax Act or any “notifiable transaction” as defined in proposed subsection 237.4(1) of the Tax Act (as such provisions are proposed to be amended or introduced), as applicable, by the legislative proposals released by the Minister of Finance (Canada) on August 9, 2022;

(ss)	all transactions entered into by the Issuer and the Material Subsidiaries have been entered into on an arm’s length basis and the consideration (if any) charged, received or paid by the Issuer or the Material Subsidiaries, as the case may be, on all transactions entered into by it has been equal to the consideration which might have been expected to be charged, received or paid, as applicable, been independent persons dealing at arm’s length and no notice or inquiry by any Tax Authority has been made in connection with any such transactions. The Issuer and the Material Subsidiaries have complied in all material respects with relevant transfer pricing laws (including section 247 of the Tax Act), including preparing contemporaneous documentation and other documents contemplated thereby;

(tt)	there are no liens for taxes on the assets of the Issuer or the Material Subsidiaries, there are no audits of any of the tax returns of the Issuer or the Material Subsidiaries reasonably expected to have a material adverse effect on the properties, business or assets of the Issuer or the Material Subsidiaries which are pending, and there are no Claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any government agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer or the Material Subsidiaries;

(uu)	none of the Issuer or the Material Subsidiaries have applied for, filed for, or otherwise claimed any COVID-19 Relief;

(vv)	none of the Issuer or the Material Subsidiaries will be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxation year or portion thereof ending after the Closing Date as a result of the use of an improper method of accounting for a taxation year ending before the Closing Date;

(ww)	neither the Issuer nor any of its Material Subsidiaries are insolvent or in liquidation or administration or subject to any other insolvency procedure and no receiver, manager, trustee, custodian or analogous officer has been appointed in respect of all or any part of its property, undertaking or assets; neither steps have been taken nor legal, legislative or administrative proceedings have been started or threatened to wind up, dissolve, make dormant, or eliminate the Issuer or any of its Material Subsidiaries; and the Issuer does not have any knowledge of any event or circumstance that could reasonably be expected to lead to or result in the winding up, liquidation, dissolution, elimination or insolvency of the Issuer or any Material Subsidiary;

(xx)	neither the Issuer nor its subsidiaries and, to the Issuer’s knowledge, none of their respective directors, officers, supervisors, managers, employees, or agents has: (A) violated any Applicable Laws relating to anti-bribery and anti-corruption, including the Corruption of Foreign Public Officials Act (Canada), the Criminal Code (Canada), Foreign Corrupt Practices Act of 1977 (United States) or any other applicable anti-corruption laws of any relevant jurisdiction (“Anti-Corruption Laws”) or Applicable Laws relating to export control, or economic and financial sanctions laws (“Sanctions Laws”), (B) made, given, authorized, made, or offered anything of value, including any payment, facilitation payment, loan, reward, gift, contribution, expenditure or other advantage, directly or indirectly, (i) to any person in violation of the Anti-Corruption Laws, or (ii) to or for the benefit of a government official in order to improperly influence any act or decision of a government official, induce a government official to do or omit to do any act in violation of their lawful duty or secure any improper advantage, or (C) used any corporate funds, or made any direct or indirect unlawful payment from corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity;

(yy)	the operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (“Money Laundering Laws”) and no action, suit or proceeding by or before any court of governmental authority or any arbitrator non-governmental authority involving the Issuer or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened;

(zz)	neither the Issuer nor its subsidiaries nor any of their respective directors, officers, supervisors, managers, employees, or agents is (i) a person currently identified, listed or designated under the Sanctions Laws, (ii) a person located, organized, resident, doing business or operating in a country or territory that is, or whose government is, the subject of Sanctions Laws which prohibit a person resident in, or a national of, Canada, the United States, the United Kingdom, or the European Union from doing business with or in that jurisdiction, or (iii) a person directly or indirectly owned or controlled by, or acting for the benefit or on behalf of, a person described in clause (i) or (ii) (a “Sanctioned Person”). Neither the Issuer nor any of its subsidiaries (i) has assets or operations located in a jurisdiction in violation of Sanctions Laws, or (ii) directly or indirectly derives revenues from or engages in investments, dealings, activities or transactions with any Sanctioned Person or which otherwise violate Sanctions Laws;

(aaa)	the data or information with respect to the business and activities of the Issuer and Material Subsidiaries disclosed on the EDGAR system by MUX is complete and correct in all material respects and does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statement contained therein not misleading in the circumstances; and

(bbb)	the data or information made available to Subscriber by or on behalf of the Issuer: (i) does not, when taken as a whole, create a false impression of the development and operations of the Los Azules Project and the Elder Creek Project as at the date of this Agreement, (ii) was, to the knowledge of the Issuer at the time when such data or information was created by or for the Issuer, accurate in all material respects, and (iii) was prepared in good faith for the purposes of informing the Subscriber about the business and activities of the Issuer and Material Subsidiaries and in doing so, the Issuer has not:

(i)	omitted anything that the Issuer, acting reasonably, considers is material from such data or information; or

(ii)	included anything that the Issuer, acting reasonably, considers is materially misleading in such data or information.

9.	Indemnity

9.1           The Issuer shall indemnify and hold harmless the Subscriber and its officers, directors, employees and other representatives (the “Subscriber Indemnified Parties”) from and against any and all claims asserted against any of them, or any Losses incurred or suffered by any of them, or any Losses of the Issuer which result in a decrease in the value of the Common Shares held by the Subscriber, and directly or indirectly arising from or in connection with:

(a)	any breach or inaccuracy of any representation or warranty made by the Issuer in this Agreement; and

(b)	any failure of the Issuer to perform or observe any covenant or agreement to be performed or observed by it under this Agreement.

If the Issuer indemnifies the Subscriber Indemnified Parties pursuant to this Agreement, or Minera Andes Inc. or MUX indemnifies the Subscriber Indemnified Parties pursuant to the Share Purchase Agreement, in respect of any matter the Issuer shall not subsequently be liable to indemnify the other Subscriber Indemnified Parties for the same matter, to the extent that doing so would result in a duplicate recovery.

10.	Waiver

10.1         The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber may be entitled in connection with the distribution of any of the Common Shares.

11.	Escrow OR LOCK-UP of COMMON Shares

11.1        The Subscriber acknowledges that the Issuer is not currently a reporting issuer in any jurisdiction. If the Issuer completes an initial public offering that results in the Common Shares or other securities in the capital of the Issuer becoming listed on a stock exchange in Canada or the United States of America, or the Issuer completes a reverse takeover, statutory merger or amalgamation, arrangement, share exchange, business combination or other similar transaction which results in a class of shares of the issuer resulting from such transaction being listed (the “Resulting Issuer”) on a stock exchange in Canada or the United States of America and the shareholders of the Issuer receiving such listed securities of the Resulting Issuer and/or cash in exchange for their Common Shares (in each case, a “Liquidity Event”), the Common Shares may be required to be escrowed or locked-up, either at the request of the Issuer’s selling agent or underwriter for a period not to exceed 180 days in connection with the Liquidity Event, or otherwise pursuant to the rules of any stock exchange, securities commission or other securities regulatory authority having jurisdiction, and the Subscriber agrees to sign any such escrow or lock-up agreement and abide by any such restrictions as may be so imposed, provided such restrictions are the same as those imposed on the other shareholders of the Resulting Issuer who hold more than 2% of the shares of the Resulting Issuer.

12.	Collection of Personal Information

12.1         The Subscriber acknowledges and consents to the fact that the Issuer is collecting the Subscriber’s personal information for the purpose of fulfilling this Agreement and completing the Offering. The Subscriber acknowledges that its personal information (and, if applicable, the personal information of any person on whose behalf the Subscriber is contracting hereunder) may be included in record books in connection with the Offering and may be disclosed by the Issuer to: (i) stock exchanges or securities regulatory authorities; (ii) the Issuer’s registrar and transfer agent; (iii) Canadian or U.S. tax authorities; (iv) the U.S. Financial Crimes Enforcement Network and authorities pursuant, among other legislation, to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); and (v) any other parties involved in the Offering, including the Issuer’s counsel. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information (and, if applicable, the personal information of any other person on whose behalf the Subscriber is contracting hereunder) for the foregoing purposes and to the retention of such personal information for as long as permitted or required by Applicable Laws. Notwithstanding that the Subscriber may be purchasing the Common Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the nature and identity of such undisclosed principal, and any interest that such undisclosed principal has in the Issuer, all as may be required by the Issuer in order to comply with the foregoing. Furthermore, the Subscriber is hereby notified that:

(a)	the Issuer may deliver to any securities commission having jurisdiction over the Issuer, the Subscriber or this Subscription, including any Canadian provincial securities commissions, the United States Securities and Exchange Commission and/or any state securities commissions (collectively, the “Commissions”), certain personal information pertaining to the Subscriber, including the Subscriber’s full name, residential address and telephone number, the number of securities of the Issuer owned by the Subscriber, the number of Common Shares purchased by the Subscriber, the total Subscription Amount paid, the prospectus exemption relied on by the Issuer and the date of distribution of the Common Shares;

(b)	such information is being collected indirectly by the Commissions under the authority granted to them in applicable securities laws;

(c)	such information is being collected for the purposes of the administration and enforcement of applicable securities laws; and

(d)	in Ontario, the Administrative Support Clerk, Suite 1903, Box 55, 20 Queen Street West, Toronto ON, M5H 3S8, Telephone: (416) 593-3684 is the public official who can answer questions about the collection of personal information.

13.	Costs

13.1         The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any legal counsel or tax or financial advisors retained by the Subscriber) relating to the subscription of the Common Shares will be paid by the Subscriber.

14.	Delivery of Subscription Agreement

14.1         The Issuer and the Issuer’s counsel will be entitled to rely on delivery by DocuSign or other means of electronic communication of an executed copy of this Agreement, and acceptance by the Issuer of such copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer in accordance with the terms hereof. If less than a complete copy of this Agreement is delivered to the Issuer or the Issuer’s counsel prior to or at Closing, the Issuer and the Issuer’s counsel are entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions of the pages not delivered prior to or at Closing as written herein, unaltered.

15.	Governing Law

15.1         This Agreement and all matters related hereto or arising herefrom are governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the Issuer and the Subscriber irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario in all matters related to, or arising from, this Agreement.

16.	Survival

16.1         This Agreement, including the representations, warranties and covenants contained herein, will survive and continue in full force and effect and be binding upon the Issuer and the Subscriber, notwithstanding the completion of the subscription of the Common Shares by the Subscriber.

17.	Assignment

17.1          This Agreement is not transferable or assignable.

18.	Severability

18.1          The invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

19.	Entire Agreement

19.1         This Agreement and the other Transaction Documents (as defined in the Share Purchase Agreement) constitute the entire agreement between the parties and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and their respective affiliates, as applicable, related to such matters. The parties have not relied and are not relying on any other information, discussion or understanding in entering into this Agreement.

20.	Notices

20.1         All notices and other communications hereunder will be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, including DocuSign, electronic mail or other means of electronic communication capable of producing a printed copy. Notices to the Subscriber will be directed to the address of the Subscriber set forth on page iii of this Agreement and notices to the Issuer will be directed to the address of the Issuer set forth on the first page of this Agreement.

21.	Counterparts and Electronic Means

21.1         This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute an original and all of which together will constitute one instrument. Delivery of an executed copy of this Agreement by DocuSign or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the Closing Date.

22.	Schedules, Exhibits and Appendices

22.1         The schedules, exhibits and appendices attached hereto form part of this Agreement.

SCHEDULE “A”
DEFINITIONS

The terms defined in this Schedule “A” shall, for all purposes of this Agreement, have the following meanings:

“Applicable Laws” means all applicable domestic or foreign national, federal, provincial, territorial, state, regional and local laws (whether statutory or common law or equity), rules, ordinances (including zoning and mineral removal ordinances), regulations, grants, concessions, franchises, licences, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature and in any case, issued, enacted, promulgated, enforced or entered by any Governmental Authority (including environmental laws, mining laws and any applicable securities laws and any applicable rules of any stock exchange imposing disclosure requirements);

“Claim” means any material actual or threatened civil, criminal, administrative, regulatory, arbitral or investigative inquiry, action, suit or proceeding and any notice, demand or claim resulting therefrom or any other claim or demand of whatever nature or kind;

“COVID-19 Relief” means any support payments, loans, benefits, wage or other subsidies or other incentives provided, in each case, as a result of the COVID-19 pandemic from any Governmental Authority or financial institution;

“Encumbrance” means any encumbrance, mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, usufruct, easement, encroachment, hypothec, pledge, title retention agreement, reservation of title, servitude, right of way, restrictive covenant, restriction on transfer, right of occupation or other adverse claim or restriction on use, in any case, regardless of form, whether or not registered or registrable and whether or not consensual or arising by Applicable Laws, including any or any matter capable of registration, or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or the right to use or occupy, property or assets;

“Governmental Authority” means any (i) domestic or foreign government, whether national, federal, provincial, territorial, regional, county, state, municipal or local or other governmental or public department, (ii) any central bank, court, individual arbitrator or arbitration panel, commission, board, bureau, agency or instrumentality, domestic or foreign, (iii) subdivision or authority of any of the foregoing, (iv) securities regulatory authority or stock exchange, and (v) quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; in each case, having jurisdiction in the relevant circumstances;

“Liabilities” means, with respect any person, any and all indebtedness, liabilities, commitments and obligations of any kind of such person, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including whether arising out of any contract, tort based on negligence or strict liability or Applicable Laws);

“Losses” means, with respect to any person, any and all losses, Liabilities, Claims, obligations, judgments, fines, settlement payments, awards or damages of any kind actually suffered or incurred by such person (together with all reasonably incurred cash disbursements, costs and expenses, costs of investigation, defence and appeal and reasonable legal fees and expenses), whether or not involving any Third Party Claim;

“MAI” means Minera Andes Inc.;

“MUX” means McEwen Mining Inc.;

“person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability company, joint stock company, trust, unincorporated association, joint venture, juridical person or Governmental Authority, and related personal pronouns have a similarly extended meaning, as the context requires;

“Share Purchase Agreement” means the share purchase agreement dated October [●], 2023 among the Issuer, MAI, MUX, and the Subscriber;

“Tax Act” means the Income Tax Act (Canada) as amended from time to time, including the regulations promulgated thereunder;

“Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection, administration or imposition of any Taxes;

“Tax Returns” means all returns, elections, claims for refunds, designations, reports, declarations, statements, bills, schedules, estimates, information returns, forms, or other written information (whether in tangible electronic or other form) made, prepared or filed or required to be made, prepared or filed in respect of Taxes under Applicable Laws, including any schedule or attachment thereto, and including any amendment thereof;

“Taxes” means all federal, national, state, provincial, territorial, county, municipal, or local taxes, whether domestic or foreign, and all duties, imposts, levies, assessments, tariffs and other charges imposed, assessed or collected by a Tax Authority, including (i) any income, gross income, net income, gross receipts, net worth, business, royalty, capital, capital gains, goods and services, harmonized sales, value added, severance, stamp, franchise, occupation, premium, capital stock, sales and use, real property, land transfer, personal property, ad valorem, transfer, licence, profits, windfall profits, payroll, environmental, employment, employer health, pension plan, anti-dumping, countervail, excise, severance, stamp, occupation or premium tax, (ii) all withholdings on amounts paid to or by the relevant person, (iii) all employment insurance premiums, pension plan contributions or premiums, (iv) any fine, penalty, interest, surcharge or addition to tax, (v) any tax imposed, assessed, or collected or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee, (vi) claw-backs, repayments, obligations or other liabilities under or in respect of any COVID-19 Relief and (vii) any tax of a type referred to in this paragraph that is payable by a person as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or indemnity agreement;

“Third Party” means any person other than a party hereto or an affiliate of a party hereto; and

“Third Party Claim” means any Claim for which the Issuer may have liability to any Subscriber Indemnified Party hereunder is asserted against or sought to be collected from any Subscriber Indemnified Party by a Third Party.

Exhibit "A"
U.S. INVESTOR QUESTIONNAIRE

Capitalized terms used in this U.S. Investor Questionnaire (this "Questionnaire") and not specifically defined have the meaning ascribed to them in the Private Placement Subscription Agreement (the "Agreement") between the undersigned (or, if the undersigned is purchasing the Common Shares as agent on behalf of a disclosed beneficial purchaser, such beneficial purchaser) (in any case, the "Subscriber") and McEwen Copper Inc. (the "Issuer") to which this Exhibit "A" is attached.

In connection with the purchase by the Subscriber of the Common Shares, the Subscriber hereby represents, warrants and certifies to the Issuer that the Subscriber:

(i)	is acquiring the Common Shares for investment purposes and for its own account, and pursuant to one or more exemptions from the registration requirements under applicable U.S. federal and state law;

(ii)	is resident in the jurisdiction set out as at the "Subscriber's Address" set out on page ii of the Agreement; and

(iii)	has not been provided with any offering memorandum in connection with the purchase of the Common Shares.

In connection with the acquisition of the Common Shares, the Subscriber hereby represents, warrants and certifies to, and covenants and agrees with, the Issuer that the Subscriber meets one or more of the following criteria:

I.            SUBSCRIBERS PURCHASING UNDER THE "ACCREDITED INVESTOR" EXEMPTION

The Subscriber is an "accredited investor" as such term is defined in Regulation D promulgated under the 1933 Act, by virtue of satisfying the indicated criterion below (YOU MUST PLACE A CHECK-MARK ON THE APPROPRIATE LINE(S))

☐	I certify that I am an accredited investor because I have an individual net worth[1], or my spouse or spousal equivalent and I have a combined net worth, in excess of $1,000,000.
☐

I certify that I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse or spousal equivalent) of more than $200,000 in each of the past two years, or joint income with my spouse or spousal equivalent of more than $300,000 in each of those years, and I reasonably expect to reach the same income level in the current year.[2]

1 For purposes of this Questionnaire, (i) “net worth” means the excess of total assets at fair market value, including home furnishings and automobiles, over total liabilities; (ii) Subscriber may not count the value of Subscriber’s primary residence in net worth, and if the amount of debt on Subscriber’s primary residence exceeds its value, Subscriber must count the excess against net worth; and (iii) Subscriber does not need to count as a liability debt secured by the Subscriber’s primary residence up to the value of the residence, unless the amount of such debt exceeds the amount that was outstanding 60 days prior, other than debt resulting from the acquisition of the primary residence.

2 For purposes of this Questionnaire, “individual income” means adjusted gross income, as reported for Federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) the amount of any deduction, including the allowance for depletion, under Section 611 et seq. of the Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan; (v) alimony paid; and (vi) any elective contributions to a cash or deferred arrangement under Code §401(k). For purposes of this Subscription Agreement, “joint income” means adjusted gross income, as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, increased by the foregoing items (i) through (vi), (including any amounts attributable to a spouse or to property owned by a spouse).

☐

I certify that I am a natural person who holds, in good standing, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

☐

I certify that I am a “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), of a family office (meeting the requirements of a family office as identified below in Section 3 of this Questionnaire), and whose prospective investment in Issuer is directed by a Family Officer Director (as defined below).

☐	The Subscriber hereby certifies that it is an accredited investor because it is a bank as defined in 1933 Act §3(a)(2) or a savings and loan association or other institution as defined in 1933 Act §3(a)(5)(A), acting in its individual or fiduciary capacity.
☐	The Subscriber hereby certifies that it is an accredited investor because it is a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (“1934 Act”).
☐	The Subscriber hereby certifies that it is an accredited investor because it is an insurance company as defined in 1933 Act §2(13).
☐

The Subscriber hereby certifies that it is an accredited investor because it is an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in 1940 Act §2(a)(48).

☐

The Subscriber hereby certifies that it is an accredited investor because it is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐

The Subscriber hereby certifies that it is an accredited investor because it is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5 million.

☐	The Subscriber hereby certifies that it is an accredited investor because it is a self-directed plan in which investment decisions are made solely by persons that are accredited investors
☐	The Subscriber hereby certifies that it is an accredited investor because it is a private business development company as defined in Section 202(a)(22) of the Advisers Act.
☐

The Subscriber hereby certifies that it is an accredited investor because it is (i) an organization described in Code §501(c)(3), a corporation, a limited liability company, a Massachusetts or similar business trust, or a partnership, (ii) was not formed for the specific purpose of acquiring the Common Shares, and (iii) has total assets in excess of $5,000,000.

☐

The Subscriber hereby certifies that it is an accredited investor because it is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose purchase is directed by a sophisticated person. As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

☐	The Subscriber hereby certifies that it is an accredited investor because all of its equity owners are accredited investors.
☐	The Subscriber hereby certifies that it is an investment adviser registered pursuant to Section 203 of the Advisers Act or registered pursuant to the laws of a state.
☐	The Subscriber hereby certifies that it is an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act.
☐	The Subscriber hereby certifies that it is a “Rural Business Investment Company” as defined in Section 384A of the Consolidated Farm and Rural Development Act.
☒

The Subscriber hereby certifies that it is an entity of a type not specifically identified listed in this Questionnaire, that it is not formed for the specific purpose of acquiring the Common Shares and owns “investments” in excess of $5 million. For purposes of this clause, "investments" is defined in Rule 2a51-1 adopted under the 1940 Act.

☐

The Subscriber hereby certifies that it is a “family office”, as defined in Rule 202(a)(11)(G)- 1 under the Advisers Act, that: (i) has assets under management in excess of $5 million; (ii) is not formed for the specific purpose of acquiring the Common Shares; and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment in the Common Shares (a “Family Office Director”).

The Subscriber agrees that the above representations and warranties will be true and correct both as of the execution of this Questionnaire and as of the Closing and acknowledges that they will survive the completion of the issue of the Common Shares.

The Subscriber acknowledges that the foregoing representations and warranties are made by the Subscriber with the intent that they be relied upon in determining the suitability of the Subscriber to acquire the Common Shares and that this Questionnaire is incorporated into and forms part of the Agreement and the undersigned undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the closing time of the purchase and sale of any of the Common Shares.

The Subscriber undertakes to immediately notify the Issuer of any change in any statement or other information relating to the Subscriber set forth in the Agreement or in this Questionnaire which takes place prior to the Closing.

By completing this Questionnaire, the Subscriber authorizes the indirect collection of this information by each applicable regulatory authority or regulator and acknowledges that such information is made available to the public under applicable laws.

DATED as of _______ day of October, 2023.

Print Name of Subscriber (or person signing as agent of the Subscriber)
By:
Signature

Print Name of Subscriber (or person signing as agent of the Subscriber)

Exhibit "B"
term sheet

Binding Term Sheet for Subscription of Shares

This binding term sheet (this “Term Sheet”) sets out the principal terms and conditions of a strategic purchase (the “Transaction”) by Nuton LLC (“Nuton”) of equity from McEwen Copper Inc. (the “Company,” and together with Nuton, the “Parties”), and constitutes a commitment by the Parties to negotiate in good faith and enter into the applicable definitive agreements. This Term Sheet is not an exhaustive list of all the terms and conditions of the Transaction. The principal terms and conditions outlined herein remain subject to further change based on continuing negotiation between the Parties.

Issuer:	McEwen Copper Inc., a private Alberta company, 51.9%-owned by McEwen Mining Inc. (MUX: NYSE, TSX).

The Company owns a 100% interest in the development stage Los Azules copper property, located in San Juan, Argentina and a 100% interest in the Elder Creek copper exploration property in Nevada (Elder Creek is subject to an earn-in agreement with Rio Tinto).

The Company currently has 28,885,000 common shares outstanding (basic and fully diluted).

Significant shareholders, in addition to the Parent Company, are: 13.8% Rob McEwen, 14.2% Nuton LLC (a Rio Tinto Venture), 14.2% Stellantis, 3.5% Victor Smorgon Group, ~2.4% Other Investors.

The significant shareholders and the number of common shares outstanding will change with the closing of the Company’s forthcoming transaction with Stellantis.

Investor:	Nuton LLC

Placement:	152,615 of the Issuer’s Common Shares (for aggregate gross proceeds of US$3,967,990) to Investor (the “Shares”), resulting in pro forma shareholding (post-current equity financing round) in the Issuer of 14.5%

Notice of the proposed issuance of the Issuer’s Common Shares having been delivered to shareholders on or about October 10, 2023, pursuant to the unanimous shareholder agreement of the Issuer dated August 10, 2021 (the “Unanimous Shareholders Agreement”).

1

Subscription Price:	US$26.00 per common share, being the same price as the current equity financing round by the Issuer

Expected Closing:	No later than October 19, 2023

Use of Proceeds:	To advance the Los Azules mining project and for general corporate purposes

Reps and Warranties:	Customary reps and warranties for a deal of this size

and nature (and equal to those provided to Stellantis)

Rights and Obligations	Existing Unanimous Shareholder Agreement

Existing Nuton Collaboration Agreement and Amendment No. 1 and new Amendment No. 2, which extends Nuton’s exclusivity period until February 1, 2025

Existing Copper Cathodes and Concentrates Purchase Rights Agreement

Offering Jurisdiction:	The issuance of the Shares will take place by and/or

by way of a non-brokered private sale to qualified investors in all the provinces of Canada, excluding Quebec, to Qualified Institutional Buyers (as such term is defined in the United States Securities Act of 1933) in the United States and otherwise in those jurisdictions where the Offering can lawfully be made without subjecting the Company to registration or continuous disclosure requirements in such jurisdictions. Subscribers must be “accredited investors” (as defined in National Instrument 45-106 - Prospectus Exemptions (“NI 45-106”)

Hold Period:	The Company is not a reporting issuer in any province or territory of Canada. As such, the Shares will not be transferable under the laws of Canada, except pursuant to applicable statutory exemptions, until the date that is four months and a day after the date the Company becomes a reporting issuer in any province or territory of Canada (subject to any control person distribution restrictions) in accordance with National Instrument 45-102 – Resale of Securities.

2

Electronic Signatures and Counterparts:	Each party to this Term Sheet may sign the Term Sheet and transmit the signed copy to the other party hereto who agrees to accept it as if such document bore original signatures. This Term Sheet may be executed in counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same instrument.

Binding Agreement:	The Parties acknowledge the binding nature of this Term Sheet and agree to be bound by the obligations set forth herein from the date indicated below.

If you agree to the foregoing, please sign and date this Term Sheet in the space provided below to confirm the mutual agreements set forth herein and return a signed copy to Nuton LLC.

3

Exhibit "C"
Share purchase agreement

Exhibit "D"
AMENDMENT NO.2 TO THE NUTON COLLABORATION AGREEMENT

Pursuant to Section 7.09 of the Nuton Collaboration Agreement dated August 30, 2022 (the “NCA”) by and among Nuton LLC, a Delaware Limited Liability Company (“Nuton” or “Investor”), McEwen Copper Inc., a Colorado Corporation (the “Corporation”), McEwen Mining Inc. (“McEwen Mining”), a corporation incorporated under the laws of the Province of Alberta, Canada, and Robert R. McEwen, an individual acting in his personal capacity (“Robert R. McEwen”) (collectively, the “Parties”), the Parties enter into this Amendment No. 2 to the NCA (“Amendment No. 2”) as of October 18, 2023. Capitalized terms not defined below have the meanings set forth in the NCA.

WHEREAS, the Corporation has entered into a subscription agreement (the “October 2023 Subscription Agreement”) dated as of the date hereof, pursuant to which the Investor will acquire 152,615 Common Shares (as defined herein) in the capital of the Corporation (the “October 2023 Subscription”).

WHEREAS, the Parties have agreed to additional rights and obligations as part of the October 2023 Subscription and now desire to amend the terms of the NCA to reflect such agreement.

WHEREAS, Section 7.09 of the NCA provides that the NCA may be amended by agreement in writing by each of the Parties.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements below and for other good and valuable consideration to which none of the Parties would otherwise be entitled, the receipt and sufficiency of which is irrevocably acknowledged, it is agreed by and among the Parties as follows:

1)	The end date of the exclusivity described in Section 4.02 shall be modified to February 1, 2025.

2)	The modification of Section 4.02 in Amendment No. 1 to the NCA shall be terminated.

[Remainder of page intentionally left blank]

Exhibit "E"
MATERIAL SUBSIDIARIES

McEwen Copper Shareholders	Number of Shares	Percentage of Ownership
Minera Andes Inc.	15,000,000	48.72502842
FCA Argentina (Stellantis)	6,000,000	19.49001137
Nuton LLC	4,100,000	13.31817444
Evanachan (Rob McEwen)	4,000,000	12.99334091
Other Shareholders	1,685,000	5.47344486

Exhibit "F"
Los Azules Project

List of Properties:

	Name	Docket Number
1.	Azul 1	520-0279-M98
2.	Azul 2	520-0280-M98
3.	Mirta	1124.0141-M-09
4.	Escorpio II	0154-F28-C-96
5.	Azul 3	1124.0121-A-06
6.	Azul Este	1124.186-A-07
7.	Azul Norte	1124.668-M-07
8.	Azul 4	1124.473-M-08
9.	Escorpio I	1124.0153-C-1996
10.	Escorpio III	0155-C-96
11.	Escorpio IV	425.213-C-2003
12.	Totora	414.1324-C-05
13.	Totora II	520.0496-C-99
14.	Mercedes	0644-M-96
15.	Sofia	1124.167-A-10
16.	Azul 5	1124.119-A-09
17.	Marcela	1124.495-A-09
18.	Agostina	1124.108-A-10
19.	Rosario	1124.169-A-10
20.	Gina	1124.168-A-10
21.	Cecilia	1124.035-A-12
22.	Grupo Minero	1124.553-A-2018
23.	Road easement for Mercedes mine	520-0439-97
24.	Southern Access Road Easement for Mercedes mine	520-0680-M-96
25.	Northern Access Road Easement for Azul 1 and Azul 2 mines	1124.218-A- 2018
26.	Power Line Easement	1124-354-A- 2018
27.	Camp Easement “Candadito”	1124.660-M-12
28.	Occupation Easement “Campo Illanes Mery”	1124.544-2022
29.	“Campo Estomonte” Easement	1124.231-A-2010
30.	“Cortez Monroy Ranch”, which is a real estate property of 18,000 hectares that ACM acquired from CCM S.A, by means of public deed dated March 3, 2010. The Cortez Monroy Ranch is located in Calingasta Department and would overlap with the following ACM Mines: “Escorpio IV”, “Mercedes”, “Azul 1”, “Mirta” and “Azul 2” and partially with the ACM Mines “Totora I”, “Totora II”, “Escorpio I”, “Escorpio II” “Azul Este” and “Azul Norte

F-2

Maps:

LEYENDA
Minas Proyecto Los Azules - ACMSA
Servidumbre de camino
1124-354-A-2018 Electroducto ACMSA
Servidumbres de Ocupacion
1124-231-A-2010 - Campo Estomonte S.A.
1124-544-A-2022 - Campo Illanes Mery
CHILE
ARGENTINA
LA RIOJA
SAN JUAN
MENDOZA
SAN LUIS
18 - Rosario
14 - Gina
1 - Agostina
5 - Azul 4
4 - Azul 3
8 - Azul Norte
9 - Cecilia
10 - Escorpio I
12 - Escorpio III
20 - Totora
19 - Sofía
15 - Marcela
11 - Escorpio II
21 - Totora II
13 - Escorpio IV
16 - Mercedes
17 - Mirta
3 - Azul 2
2 - Azul 1
7 - Azul Este
6 - Azul 5
Servidumbre Electroducto
Exp. 1124-354-A-2018
Long. 104 Km
Traza Rectilinea
Camino Norte (Proyectado)
Servidumbre de camino
Exp. 1124-218-A-18
Long. 103.31 Km
Traza Rectilinea
Camino Sur
Servidumbre de camino
Exp. 680-M-96
Long. 63.4 Km
Traza Rectilinea
Camino de Exploración
Servidumbre de camino
Exp. 520-439-M-1997
Long: 100 Km
Traza Rectilinea
A campamento Candadito
ARGENTINA
SAN JUAN
CALINGASTA
2370000.000
2380000.000
2390000.000
6570000.000
6560000.000
0
5
10 km

N	Mina	Expediente N°	Superficie Seg. Edictos [ha]
1	Agostina	1124-108-A-10	1184.00
2	Azul 1	520-0279-M-98	2098.20
3	Azul 2	520-0280-M-98	1299.90
4	Azul 3	1124-0121-A-06	166.76
5	Azul 4	1124-473-M-08	903.06
6	Azul 5	1124-119-A-09	3001.32
7	Azul Este	1124-186-A-07	2372.48
8	Azul Norte	1124-668-M-07	131.94
9	Cecilia	1124-35-A-12	1702.26
10	Escorpio I	0153-F28-C-96	168.81
11	Escorpio II	0154-F28-C-96	1991.00
12	Escorpio III	0155-C-96	199.45
13	Escorpio IV*	425-213-C-03	4411.71
14	Gina	1124-168-A-10	1762.99
15	Marcela	1124-495-A-09	2952.77
16	Mercedes	0644-F28-M-96	836.06
17	Mirta	1124-141-M-09	354.40
18	Rosario	1124-169-A-10	1768.44
19	Sofía	1124-167-A-10	3324.97
20	Totora	414-1324-C-05	504.86
21	Totora II	520-0496-C-99	1561.12

Superficie Total: 32696.50 ha

*Actualmente la mina Escorpio IV tiene 4411,71 ha, las que se reducirán a 3500 ha al momento de aprobación de la mensura.

Servidumbres de camino, campamento y electroducto

Servidumbre	Expediente	Long / Sup
Camino de Exploración	520 0439-M-97	100 Km
Camino Sur	0680-M-96	63.4 Km
Camino Norte	1124.218-A-2018	103.31 Km
Electroducto	1124-.354-A-2018	104 Km
Candadito	1124.660-M-12	0.35 ha

Servidumbres de ocupación

Campo	Expediente	Superficie [ha]
Estomonte S.A.	1124-231-A-2010	11362,86
Illanes Mery, Juan F.	1124-544-A-2022	10108,41

ANDES CORPORACIÓN MINERA S.A.

PROYECTO LOS AZULES
DERECHOS MINEROS

0 1 2 km

Noviembre 2022

Andes Corporación Minera S.A. — McEwen Copper